OFFICER/DIRECTOR EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 1st day of November 2004, between American Stellar Energy , Inc. a Nevada corporation (the "Company"), and Clifford A. Brown., an individual (the "Executive"), who is located at 313 Arbor Avenue, West Chicago, Illinois, 60185.

                             RECITALS

      WHEREAS, the Executive is desirous of being employed by the Company; and

      WHEREAS, the Company has agreed with the Executive upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.

2.   Employment.   The Company hereby employs the Executive in the capacity of
Chief Financial Officer and Director for American Stellar Energy, Inc. and the Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth.

3. Duties During Employment Period. During the "Term" (including any renewals thereof) as defined in Section 5 of this Agreement, the Executive shall:
            A. Diligently devote the Executive's time and efforts to the business and affairs of the Company and subsidiaries. The Executive shall have such duties and powers that are commensurate and consistent with those of a Chief Executive Officer and Director, subject to the authority and directions of the Company's Board of Directors; and
            B. Devote attention and render services to the Company and shall be employed by the Company according to the terms and conditions of this Agreement.

4.   Compensation and Benefits

            A. Salary. The Executive shall be paid a base salary (the "Base Salary"), payable monthly, in arrears, at an annual rate of no less than Thirty Thousand Dollars ($30,000.00) per year or $2,500.00 per month.

            B. Stock. The Executive shall receive 1. One hundred thousand (100,000) shares of the Company's common stock upon the signing of this Agreement .These shares shall be issued under Rule 144 and bear a restrictive legend.

5.   Term.   The term of employment hereunder will commence on the Effective
Date and end one (1) year from such Effective Date (the "Term"), unless terminated pursuant to Section 6, of this Agreement, provided that the Executive and the Company may, upon mutual written consent, renew this Agreement for such duration as may be mutually agreed upon by the parties ("Renewal Term"). For purposes of this Agreement, "Effective Date" shall mean November 1, 2004.


6.   Consequences of Termination of Employment.

                A. Termination by the Company for Cause
      1. Nothing herein shall prevent the Company from terminating employment for "Cause" as hereinafter defined. The Executive shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 6A. Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.
      2. "Cause" shall mean:
      (a) committing or participating in an injurious act of fraud, gross neglect, intentional misrepresentation, or embezzlement against the Company; or
      (b) committing or participating in any other injurious act of omission wantonly or willfully against the Company, monetarily or otherwise.
      3. Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination stating that the Executive committed one of the types of conduct set forth in this Section 6A contained in this Agreement and specifying the particulars thereof and the Executive shall be given a thirty (30) day period to cure such conduct set forth in Section 6A.

            B. Voluntary Termination.
 In the event the Executive terminates the Executive's employment on the Executive's own volition (prior to the expiration of the Term or Renewal Term of this Agreement, including any renewals thereof), such termination shall constitute a voluntary termination and in such event the Executive shall be limited to compensation received.

7. Non-Disclosure of Confidential Information.

            A. Executive acknowledges that the Company's trade secrets, private or secret processes, as they exist from time to time, business records and plans, inventions, acquisition strategy, price structure and pricing, discounts, costs, computer programs and listings, source code and/or subject code, copyright, trademark, proprietary information, formulae, protocols, forms, procedures, methods for operating the Company's business, credit and financial data concerning the Company's clients, sales presentations, revenues, acquisitions, practices and plans and information which is embodied in written or otherwise recorded form, and other information of a confidential nature not known publicly or by other companies selling to the same markets (collectively, the "Confidential Information") are valuable, special and unique assets of the Company, access to and knowledge of which have been provided to Executive by virtue of Executive's association with the Company. In light of the highly competitive nature of the industry in which the Company's business is conducted, Executive agrees that all Confidential Information, heretofore or in the future obtained by Executive as a result of Executive's association with the Company, shall be considered confidential.

            B. The Executive agrees that the Executive shall:
      1) hold in confidence and not disclose or make available to any third party any such Confidential Information obtained directly or constructively from the Company, unless so authorized in writing by the Company;
      2) exercise all reasonable efforts to prevent third parties from gaining access to the Confidential Information;
      3) take such protective measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information.

            C. Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which the Executive can show:
      1) at the time of disclosure, is in the public domain; or
      2) after the disclosure, enters the public domain by way of printed publication through no fault of the Executive; or
      3) was in his possession at the time of disclosure and which was not acquired directly or indirectly from the Company; or
      4) was acquired, after disclosure, from a third party who did not receive it from the Company, and who had the right to disclose the information without any obligation to hold such information confidential.

            D. Upon written request of the Company, Executive shall return to the Company all written materials containing the Confidential Information.


8. Covenants as Essential Elements of this Agreements; Survival of Covenants. It is understood by and between the parties hereto that the foregoing covenants by Executive contained in Section 7 of this Agreement shall be construed to be agreements independent of any other element of Executive's relationship with the Company. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties, shall not constitute a defense to the enforcement of the covenants in Section 7 of this Agreement against Executive.

9. Remedies and Enforcement.

            A. Executive acknowledges and agrees that the Company's remedy at law for a breach of any of the provisions of Section 7 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by Executive of any of the provisions of Section 7, Executive agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

            B. It is further expressly understood and agreed that the provisions of this Agreement shall apply whether this Agreement is terminated by Company or Executive or upon its expiration or termination.

            C. Nothing herein contained shall be construed as prohibiting Company or Executive from pursuing any other remedies available to it/ him for any breach or default of this Agreement.

10.   Litigation-Attorneys' Fees.
In connection with any litigation arising out of the enforcement of this Agreement or for its interpretation, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees, at the trial and all appellate levels from the other party hereto, who was the adverse party to such litigation; however, the Company will advance to the Executive a minimum of $10,000, if the Company files any litigation as a result of this Agreement to cover Executive's legal costs and continue to fund Executive's legal defense fees to the extent required to defend against the Company's actions. In addition, the Company agrees to pay for any and all legal work or representation required to defend and or settle any claims made by or against Executive as a result of his employment with the Company.

11.   Freedom to Contract.
The Executive represents and warrants that the Executive has the right to negotiate and enter into this Agreement, and that this Agreement does not breach, interfere with or conflict with any other existing contractual agreement

12.   Effect on Prior Agreements.
This Agreement supersedes any and all prior oral or written agreements, concerning the subject matter hereof, in their entirety between the parties, which shall be void and of no further force and effect after the date of this Agreement.

13.   Notices.
Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested, by overnight delivery, or by courier to the addresses of the respective parties set forth in the preamble of this Agreement.

14.   Waiver.
Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provision hereunder shall not affect its rights thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

15.  Complete Agreement.
This Agreement contains the entire agreement between the parties hereto with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by an instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

16.  Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.

17.  Binding Effect/Assignment.
This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company, with the written approval of Executive.

18.  Governing Law, Venue, Waiver of Jury Trial.
The parties agree that this Agreement shall be deemed made and entered into in the State of Nevada and shall be governed and construed under and in accordance with the laws of the State of Nevada without giving effect to any principles of conflicts of law. Company and Executive acknowledge and agree that the Judicial Circuit, shall be the exclusive venue and proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts. The parties further agree and hereby waive and release any right to a trial by jury in any action arising out of the interpretation, enforcement or breach of this Agreement.

19.  Headings.
The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

20.  Survival.
Any termination of this Agreement shall not affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

21.  Severabililty.
Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

22.  Construction.
This Agreement shall be constructed within the fair meaning of each of its terms and not against the party drafting the document.

23.  Service Restriction.
Nothing in this Agreement will prevent or restrict Executive from serving on the Board of Directors of any public or private companies and receive compensation from such service.

      THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR
      OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                  AMERICAN STELLAR ENERGY, INC..

                  /S/ Francis R. Biscan Jr.
                  _________________________


                  CLIFFORD A. BROWN



                  /s/ Clifford A. Brown
                  ________________________









6